To BYLAWS

of

HECLA MINING COMPANY

(a Delaware corporation)

(Adopted August 8, 2006; Amended November 8, 2006; Amended August 1, 2007;

Amended December 3, 2007; Amended August 19, 2014; Amended December 4, 2016;

Amended December 10, 2019; Amended February 26, 2021; Amended August 21, 2021;
Amended December 9, 2022; Amended May 23, 2023)

ARTICLE I.

Offices

Section 1. Registered Office. The registered office of the Corporation shall be established and maintained at the office of Corporation Service Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of the Corporation in charge thereof.

Section 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II.

Meetings of Shareholders

Section 1. Annual Meetings. Annual meetings of shareholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails so to determine the time, date and place of meeting, the annual meeting of shareholders shall be held at the principal executive office of the Corporation at 10:00 a.m. on the first Wednesday in May. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. The annual meeting may be adjourned by the chairperson of the meeting from time to time and place to place. At any adjourned annual meeting, the Corporation may transact any business which might have been transacted at the original annual meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of shareholders upon public notice or disclosure given prior to the date previously scheduled for such meeting of shareholders.

Section 2. Voting. Each shareholder who is entitled to vote pursuant to the terms of the Certificate of Incorporation and these Bylaws, or who is entitled to vote pursuant to the laws of the State of Delaware, shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors and all other questions shall be decided by the affirmative vote of a majority of the votes cast on the matter (with abstentions and broker non-votes not counted as votes cast) except as otherwise provided by the Certificate of Incorporation, these Bylaws, the laws of the State of Delaware or the rules or regulations of any stock exchange applicable to the Corporation or pursuant to any regulation applicable to the Corporation or its securities, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by plurality vote.

The Corporation shall prepare, no later than the tenth (10th) day before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting; provided, however, if the record date for determining the shareholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the shareholders entitled to vote as of the tenth (10th) day before the meeting date. The list shall be arranged in alphabetical order, and shall show the address of each shareholder, and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting for a period of at least ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the shareholders entitled to examine the list of shareholders required by this Section 2 or to vote in person or by proxy at any meeting of shareholders.

The Chief Executive Officer shall appoint three Inspectors of Election prior to each meeting of shareholders. Upon his or her appointment, each such Inspector shall take and sign an oath faithfully to execute the duties of Inspector at such meeting with strict impartiality and to the best of his or her ability. Such Inspectors shall determine the number of shares outstanding, the voting power of each such share, the number of shares present at the meeting and whether a quorum is present at such meeting. The Inspectors shall receive votes and ballots and shall determine all challenges and questions as to the right to vote and shall thereafter count and tabulate all votes and ballots and determine the result. Such Inspectors shall do such further acts as are proper to conduct the elections of directors and the vote on other matters with fairness to all shareholders. The Inspectors shall make a certificate of the results of the elections of directors and the vote on other matters. No Inspector shall be a candidate for election as a director of the Corporation nor shall any such candidate be appointed an Inspector.

Section 3. Quorum. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of shareholders holding a majority of the voting power of the outstanding stock of the Corporation shall constitute a quorum at all meetings of the shareholders; provided, however, that when specified business is to be voted on by a class or series voting separately as a class or series, a majority of the outstanding voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. In case a quorum shall not be present at any meeting, the shareholders entitled to vote thereat, present in person or by proxy or the chairperson of the meeting, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present; provided, however, that if such adjournment is for more than thirty days, or if after such adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such adjourned meeting. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless the Board of Directors shall have fixed a new record date for such adjournment or adjournments pursuant to Section 4 of Article V of these Bylaws.

Section 4. Special Meetings. Special meetings of shareholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Special meetings of shareholders may be held at such place, either within or without the State of Delaware, and at such time and date as shall be stated in the notice of the meeting. The special meeting may be adjourned by the chairperson of the special meeting from time to time and place to place. At any adjourned special meeting, the Corporation may transact any business which might have been transacted at the original special meeting. The Board of Directors acting by resolution approved by a majority of the entire Board of Directors may postpone and reschedule any previously scheduled special meeting of shareholders upon public notice or disclosure given prior to the date previously scheduled for such meeting of shareholders.

Section 5. Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a notice of the meeting in the form of a writing or electronic transmission shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting.

Section 6. Shareholder Action. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders.

Section 7. Chairperson of a Meeting. At each meeting of the shareholders the Chairperson of the Board, or if he or she shall be absent therefrom, the President, or if he or she shall be absent therefrom, another officer of the Corporation chosen by the Board of Directors, shall act as chairperson of the meeting or preside thereat.

Section 8.

(A) Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 8 of these Bylaws, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 8.

(2) Subject to paragraph (C)(5) of this Section 8 of Article II of these Bylaws, for nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 8, the shareholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, written representations and agreements required by clause (d) of paragraph (C)(1) of this Section 8), and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary, and such other business must otherwise be a proper matter for shareholder action under applicable law, the Certificate of Incorporation and these Bylaws.

To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of (1) the ninetieth (90th) day prior to the date of such annual meeting or (2) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of any annual meeting, or the public announcements thereof, commence a new time period for the giving of a shareholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the board of Directors is increased by the board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 8(A) of Article II of these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

In addition, to be considered timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and no later than eight (8) days prior to the date for the meeting or ay adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall no limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines under these bylaws or enable or be deemed to permit a shareholder who has previously submitted a notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of shareholders.

(B) Special Meetings of Shareholders. Subject to paragraph (C)(5) of this Section 8 of Article II of these Bylaws, and only in the event the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of directors specifies that directors are to be elected at a special meeting of shareholders, a shareholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that such shareholder gives timely notice thereof (including the completed and signed questionnaire, representations and agreements required by clause (d) of paragraph (C)(1) of this Section 8), and timely updates and supplements thereof, in each case in proper form, in writing, to the Secretary.

To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the dat3e of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting of shareholders, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

In addition, to be considered timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for the special meeting in the case of the update and supplement required to be made as of the record date for the special meeting, and not later than eight (8) days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the shareholders.

(C) Disclosure Requirements.

(1) To be in proper form, a shareholder’s notice pursuant to clause (c) of paragraph (A)(1) of this Section 8 of Article II of these Bylaws must include the following:

(a)
As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, if made, a shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith; (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has any right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is entitled to base on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith and (I) any direct or indirect interest of such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (iii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any; (iv) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee (which representation must include a statement as to whether such shareholder or any beneficial owner intends to solicit the requisite percentage of the voting power of the Corporation’s stock under Rule 14a-19 under the Exchange Act (“Rule 14a-19”)), and (vi) any other information relating to such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b)
If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, such shareholder’s notice must, in addition to the matters set forth in clause (a) above, also set forth: (i)

a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend these Bylaws of the Corporation, the text of the proposed amendment), and (iii) a description of all agreements, arrangements and understandings between such shareholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(c) As to each individual, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, such shareholder’s notice must, in addition to the matters set forth in clause (a) above, also set forth: (i) all of the information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to (X) being named in the proxy statement as a nominee and a written statement of intent to serve as a director for the full term if elected and (Y) being named in the Corporation’s form of proxy pursuant to Rule 14a-19) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith (a “Third-Party Compensation Arrangement”), on the other hand, including, without limitation, all of the information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant; and

(d) With respect to each individual, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, such shareholder’s notice must, in addition to the matters set forth in clauses (a) and (c) above, also include (i) a written representation from such nominee that, unless previously disclosed to the Corporation, the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such nominee, if elected, will vote on any issue or that could interfere with such person’s ability to comply, if elected as a director, with his or her fiduciary duties under applicable law; (ii) a written representation and agreement from such nominee that, unless previously disclosed to the Corporation pursuant to clause (c) of paragraph (C)(1) of this Section 8 of Article II of these Bylaws, the nominee is not and will not become a party to any Third-Party Compensation Arrangement in connection with his or her nomination, candidacy, service or action as a director of the Corporation; (iii) a written representation from such nominee that such nominee meets the director eligibility requirements set forth in and agrees, if elected, to adhere to the Corporation’s Corporate Governance Guidelines, these Bylaws, including, without limitation Section 4 of Article III hereof, and any other policies and guidelines of the Corporation applicable to directors, as they may be amended from time to time, and (iv) include a completed and signed questionnaire by the nominee (in the form provided by the Secretary of the Corporation at the request of the shareholder giving notice). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(2) No later than five (5) business days prior to the annual meeting or any adjournment, postponement, or other delay thereof, a shareholder nominating individuals for election or re-election as a director will provide the Corporation with reasonable evidence that such shareholder has met the requirements of Rule 14a-19. The failure to timely provide such evidence shall result in such nominee(s) no longer being eligible for consideration at the annual meeting. If the shareholder fails to comply with the requirements of Rule 14a-19 (including because the shareholder fails to provide the Corporation with all information or notices required by Rule 14a-19), then the director nominee(s) proposed by such shareholder shall be ineligible for election or re-election at the annual meeting, and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the Corporation and counted for the purposes of determining whether a quorum is present. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in these Bylaws, including, but not limited to, the timing requirements set forth in paragraph (A)(2) of this Section 8, shall be eligible for election as directors.

(3) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(4) Notwithstanding the other provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered.

(5) Nothing in these Bylaws shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of outstanding Preferred Stock of the Corporation, including with respect to electing directors under specified circumstances, if and to the extent provided for under applicable law or the Certificate of Incorporation. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

(6) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 of Article II of these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. The Chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 8 and, if any proposed nomination or business is not in compliance with this Section 8, to declare that such defective proposal shall be disregarded.

ARTICLE III.

Directors

Section 1. Number, Election and Terms. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall consist of not less than five nor more than nine persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1984 Annual Meeting of Shareholders, the term of office of the second class to expire at the 1985 Annual Meeting of Shareholders and the term of office of the third class to expire at the 1986 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election.

Section 2. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors.

Section 4. Qualifications. Directors need not be shareholders of the Corporation. No person shall be eligible for election or reelection as a Director, or for appointment to fill a newly created directorship or a vacancy on the Board, who has attained the age of 75 at the time of such election or appointment.

Section 5. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 6. Powers. The Board of Directors shall exercise all the powers of the Corporation except such as are by law, or by the Certificate of Incorporation or by these Bylaws, conferred upon or reserved to the shareholders.

Section 7. Standing Committees.

(A) The Board of Directors may, by resolution adopted by a majority of the Board, elect two or more of the directors to constitute an Executive Committee. The Chief Executive Officer shall be a member of and Chairperson of the Executive Committee. The Board of Directors shall designate a Secretary who may, but need not, be a member of the Executive Committee or of the Board of Directors. The Executive Committee, to the extent provided in such resolution, shall have and exercise, when the Board of Directors is not in session, the authority of the Board of Directors in the management of the business of the Corporation, except that it shall not have the authority to:

(i) Declare dividends;

(ii) Approve, or recommend or submit to shareholders, mergers, consolidations, dissolution, or any other transactions requiring shareholder approval;

(iii) Adopt, amend, or repeal these Bylaws;

(iv) Elect directors to fill vacancies on the Board of Directors or any committee thereof;

(v) Elect, appoint, or discharge committees of the Board;

(vi) Authorize the issuance of additional shares;

(vii) Fix compensation of directors for serving on the Board or any committee; or

(viii) Amend or repeal any resolution of the Board which by its terms may not be amended or repealed.

(B) There shall be an Audit Committee of the Board of Directors elected annually at the first meeting of the Board of Directors following the annual meeting of shareholders. The Audit Committee shall consist of not less than three members selected from the members of the Board of Directors, none of whom shall be officers or employees of the Corporation or any of its subsidiaries. The Board of Directors shall designate a Chairperson of the Audit Committee and a Secretary who may, but need not, be a member of the Audit Committee or of the Board of Directors. The members of the Audit Committee shall hold office until the next annual meeting of the Board of Directors, or until their successors are elected. The Audit Committee shall meet with the Corporation’s independent auditors and review the financial statements of the Corporation contained in the annual report, and the notes thereto, to be sent to shareholders prior to the date such annual report is mailed to shareholders and a draft of such auditors’ proposed certificate relating to such financial statements and notes. Each member of the Audit Committee shall be supplied a copy of the auditors’ comments and suggestions made to management and a copy of management’s reply thereto. The Audit Committee shall report to the Board of Directors on the matters referred to in the preceding two sentences. The Secretary of the Corporation shall advise the Corporation’s auditors of the names of the members of the Audit Committee promptly after their election and the auditors shall have the right to appear before and be heard at any meeting of the Audit Committee and, upon the request of the auditors, the Audit Committee shall convene a meeting to consider any matters which the auditors believe should be brought to the attention of the shareholders and directors of the Corporation. The Secretary shall advise the Corporation’s auditors of the foregoing.

(C) There shall be a Governance and Social Responsibility Committee of the Board of Directors elected annually at the first meeting of the Board of Directors following the annual meeting of shareholders to hold office until the next annual meeting of shareholders. The Governance and Social Responsibility Committee shall consist of not less than three nor more than five members, the majority of whom shall not be officers or employees of the Corporation or any of its subsidiaries. The Board of Directors shall designate a Chairperson from among the members of the Governance and Social Responsibility Committee and a Secretary who may, but need not, be a member of the Governance and Social Responsibility Committee or of the Board of Directors. The Governance and Social Responsibility Committee shall develop general criteria for selection of directors and officers of the Corporation. It shall aid the Board in identifying and attracting qualified candidates to stand for election to such positions. The Committee shall recommend to the Board a slate of nominees to be proposed for election as directors by the shareholders at the next annual meeting of shareholders. The Governance and Social Responsibility Committee shall also develop and recommend to the Board corporate governance issues and practices and monitor corporate compliance with any corporate governance policies and practices.

(D) There shall be a Compensation Committee of the Board of Directors elected annually at the first meeting of the Board of Directors following the annual meeting of shareholders to hold office until the next annual meeting of shareholders. The Compensation Committee shall consist of not less than three members, none of whom shall be officers or employees of the Corporation or any of its subsidiaries. The Board of Directors shall designate a Chairperson from among the members of the Compensation Committee and a Secretary who may, but need not, be a member of the Compensation Committee or of the Board of Directors. The Compensation Committee shall establish the Corporation’s executive compensation policy and set compensation for all the Company’s Executive Officers (as defined below) and make recommendations to the Board of Directors regarding the compensation of directors. The Chief Executive Officer shall submit to the Compensation Committee recommendations with respect to compensation of directors and executive corporate officers of the rank of Vice President or higher (“Executive Officers”), such recommendations to include past salary history and such other information deemed pertinent to consideration of executive salaries, in any event, at least once each year. The

Compensation Committee shall have such responsibilities in the administration of the Corporation’s equity-based plans as may be set forth in such plans and as the Board of Directors, pursuant to such plans, may determine.

Section 8. Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more additional committees, each such committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Any such committee, to the extent provided in the resolution of the Board of Directors designating such committee, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 9. Meetings. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of the shareholders.

Regular meetings of the Board of Directors shall be held quarterly in the months of February, May (immediately after the annual meeting of shareholders), August and November, or at such other times as the Board of Directors may from time to time by resolution determine.

Special meetings of the Board of Directors may be called by the Chief Executive Officer or by a majority of the Board of Directors whenever he or they may deem it necessary or expedient.

Meetings of the Board of Directors, annual, regular, or special, or of any committee thereof, may be held either within or without the State of Delaware.

Except as set forth below with respect to telephonic participation in meetings, and except for the annual meeting and regular quarterly meetings, all meetings of the Board of Directors shall be called by at least forty-eight hours’ notice from time of dispatch, duly made by mail, telegram, electronic transmission or telephone by the Chief Executive Officer or Secretary to each director, which notice shall in each case specify the time and date of such meeting, the place where such meeting will be held and the purpose or purposes thereof; provided, however, that attendance at the meeting shall constitute a waiver of such notice. Any or all members of the Board of Directors may also participate in a meeting of the Board or of any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting. In the case of members of the Board of Directors participating by telephonic means, the notice for the meeting, specifying the time and date of the meeting and the purpose or purposes for which the meeting is to be held, shall be given at least six hours prior to the meeting by telegram, electronic transmission or telephone by the Chief Executive Officer or Secretary to each such director.

Section 10. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require the vote of a greater number.

Section 11. Compensation. The directors shall receive such fee and/or retainer for their services as a director as may be fixed by resolution of the Board, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any Standing Committee or any other committees which may be appointed by the Board of Directors may be allowed such compensation as the directors may determine.

Section 12. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent in writing to such action and such written consent is filed with the minutes of proceedings of the Board or such committee.

ARTICLE IV.

Officers

Section 1. Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors at the annual meeting of the Board of Directors and shall hold office until the next following annual meeting of the Board of Directors and until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairperson of the Board, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation, other than the Chairperson of the Board of Directors, the Chief Executive Officer and the President, need be directors. The officers shall be elected at the annual meeting of the Board of Directors. More than two offices may be held by the same person.

Section 2. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3. Chairperson of the Board. The Chairperson of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors, shareholders, and the Executive Committee, and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 4. Chief Executive Officer. The Board of Directors shall elect either the President or the Chairperson of the Board, if one be elected, to be the Chief Executive Officer of the

Corporation. He or she shall, subject to the direction of the Board, exercise the powers and perform the duties usually vested in the Chief Executive Officer of a corporation, including, without limitation, the power to sign all certificates of stock, to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal of the Corporation to be affixed to any instrument requiring it, such seal when so affixed to be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer. In addition, he shall see that all orders and resolutions of the Board are carried out in accordance with the terms of such orders and resolutions. The Chief Executive Officer or a proxy appointed by him or her shall vote as proxy and representative of the Corporation and in its name, place and stead, and as its corporate deed and act, all the shares of the capital stock of any other corporation which the Corporation is entitled to vote, and shall so vote upon any and all matters, questions and resolutions that may come before such meetings or any adjournment or adjournments thereof with full power of substitution and revocation.

Section 5. President. The President shall have such powers and shall perform such duties as from time to time shall be assigned to him or her by the Chief Executive Officer or by the Board of Directors. In the absence of the Chairperson of the Board, if one be elected, the President shall preside at all meetings of the Board of Directors.

Section 6. Vice Presidents. The Vice Presidents, if any be elected, shall have such powers, and shall perform such duties as from time to time shall be assigned to them by the Chief Executive Officer or the Board of Directors, the Executive Committee, or the President.

Section 7. Treasurer. It shall be the duty of the Treasurer to safely keep all money belonging to the Corporation, and to disburse the same under the direction of the Board of Directors. At each annual meeting of the shareholders, or so often as the Chief Executive Officer or the Board of Directors may direct, the Treasurer shall submit a statement of his or her accounts for the past year or for the period for which such statement is requested.

Section 8. Assistant Treasurers. The Assistant Treasurers, if any be elected, shall perform such duties in connection with the duties of the treasurer as the Treasurer may from time to time prescribe.

Section 9. Secretary. It shall be the duty of the Secretary to keep a record of the meetings of the Board of Directors and of the shareholders. The Secretary shall sign all certificates of stock issued. The Secretary shall keep a book or record, containing the names of all persons, alphabetically arranged, who at the time are shareholders of the Corporation, and showing the number of shares held by them respectively, and the time when they became the owners of such shares.

Section 10. Assistant Secretaries. The Assistant Secretaries, if any be elected, shall perform such duties in connection with the duties of the Secretary as the Secretary may from time to time prescribe.

Section 11. Other Powers and Duties. The officers of the Corporation shall also have such other powers and duties as may, from time to time, be conferred upon them by the Board of Directors.

Section 12. Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairperson of the Board, or the President may be removed by him or her whenever, in his or her judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, his or her resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 13. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairperson of the Board or the President because of death, resignation, or removal may be filled by the Chairperson of the Board or the President.

ARTICLE V.

Miscellaneous

Section 1. Certificates of Stock. The shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Each shareholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation and shall be in such form as the Board of Directors may direct. The certificates shall be signed by the President and the Secretary or an Assistant Secretary with the seal of the Corporation affixed thereto. Any or all the signatures on the certificate may be in facsimile and the seal of the Corporation attached to said certificates may be in facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used upon, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates are issued by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation with the same effect as if the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, were such officer or officers of the Corporation at the date of issue. All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered upon the Corporation’s books.

Section 2. Lost Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of satisfactory evidence of such loss, theft or destruction, and upon delivery to the Corporation of a bond of indemnity, or other security, in such an amount and upon such terms as the Board of Directors in its discretion may require; provided, however, that the President and the Secretary may issue or cause to be issued a new certificate in place of a lost, stolen or destroyed certificate without approval by the Board of Directors when such lost, stolen or destroyed certificate is supported by an open penalty lost certificate bond, in which the owner of the lost certificate and the surety bind themselves to indemnify and save harmless the Corporation and its duly appointed transfer agent and registrar against any action which might be brought if such alleged lost, stolen or destroyed certificate should be presented for transfer by some person having or claiming title thereto; and provided further, that in the situation where a certificate is lost in the mails after dispatch of the certificate to the shareholder who is entitled to the same by the transfer agent, broker or banker who intervenes in the transaction or by the Corporation itself, a sole obligor open penalty lost certificate bond signed by the surety alone will be acceptable.

Section 3. Transfer of Shares. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the older certificate and record the transaction upon the Corporation’s books.

Section 4. Shareholders Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than ten nor more than sixty days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment or adjournments of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Dividends. Subject to the provisions of applicable law and of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

Section 6. Seal. The corporate seal shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed, affixed, or reproduced or otherwise.

Section 7. Fiscal Year. The fiscal year of the Corporation shall end with the calendar year.

Section 8. Checks. All checks, drafts, or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent, or agents of the Corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors.

Section 9. Notice and Waiver of Notice. Whenever any notice is required to be given by these Bylaws, the Certificate of Incorporation or by law, such notice may be given in writing directed to the shareholders’ mailing address (or by electronic transmission directed to the shareholder’s electric mail address, as applicable) as it appears on the Corporation’s records. Any notice so required shall be deemed to have been given: (i) if mailed, when deposited in the U.S. mail, postage prepaid or (ii) if given by electronic mail, when directed to such shareholder’s electronic mail address. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law or the Certificate of Incorporation.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI.

Amendments

These Bylaws may be altered or repealed and Bylaws may be made at any annual meeting of the shareholders or at any special meeting thereof if notice of the proposed alteration or repeal of Bylaws to be made be contained in the notice of such meeting, by the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of the voting stock of the Corporation. These Bylaws may also be altered or repealed and Bylaws may be made by the affirmative vote of a majority of the Board of Directors, at any annual or regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if notice of the proposed alteration or repeal, or By-Law or Bylaws to be made, be contained in the notice of such special meeting.

Notwithstanding anything contained in these Bylaws to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Section 4 or 6 of Article II, or Section 1, 2 or 3 of Article III, of these Bylaws.

ARTICLE VII.

Forum for Adjudication of Disputes

Unless the Board of Directors otherwise determines, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the

Corporation’s shareholders, creditors or other constituents, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Restated Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine; in each case subject to the Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE VIII

Limitation of Liability and Indemnification

Section 1. Limitation of Liability. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. This paragraph shall not eliminate or limit the liability of a director for any act or omission which occurred prior to the effective date of its adoption. Any repeal or modification of this paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Section 2. Indemnification and Insurance.

(A) Right to Indemnification of Directors, Officers, and Employees. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

(B) Right of Indemnitee to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

(C) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation,

By-Law, agreement, vote of shareholders or disinterested directors or otherwise. The Corporation is authorized to enter into contracts of indemnification.

(D) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(E) Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers, and employees of the Corporation.

(F) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX.

Possession of Bylaws

These Bylaws shall remain in the possession of the Secretary of the Corporation.

/s/ Michael B. White

Michael B. White

Corporate Secretary